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                                                                      EXHIBIT 21

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                                  SUBSIDIARIES OF CONSOLIDATED NATURAL GAS COMPANY

                                                                                                     Percent Voting
                                                                                                       Securities
                                                                                                        Owned by
                                                                   Place of                             Immediate
            Name of Company                                      Incorporation                       Parent Company
--------------------------------------------                     -------------                       --------------
CONSOLIDATED NATURAL GAS COMPANY                                   Delaware
Subsidiary companies:
    Consolidated Natural Gas Service Company                       Delaware                               100%
    CNG Transmission Corporation                                   Delaware                               100%
       CNG Iroquois, Inc.                                          Delaware                               100%
    The East Ohio Gas Company                                        Ohio                                 100%
    The Peoples Natural Gas Company                              Pennsylvania                             100%
    Virginia Natural Gas, Inc.                                     Virginia                               100%
    Hope Gas, Inc.                                               West Virginia                            100%
    CNG Producing Company                                          Delaware                               100%
       CNG Pipeline Company                                          Texas                                100%
    CNG Main Pass Gas Gathering Corporation                        Delaware                               100%
    CNG Oil Gathering Corporation                                  Delaware                               100%
    CNG Power Company                                              Delaware                               100%
       CNG Market Center Services, Inc.                            Delaware                               100%
       CNG Bear Mountain, Inc.                                     Delaware                               100%
       CNG Kauai, Inc.                                             Delaware                               100%
       Granite Road Cogen, Inc.                                      Texas                                100%
    CNG Products and Services, Inc.                                Delaware                               100%
       CNG Technologies, Inc.                                      Delaware                               100%
    CNG Retail Services Corporation                                Delaware                               100%
    CNG Field Services Company                                     Delaware                               100%
    CNG International Corporation                                  Delaware                               100%
       CNG Cayman One Ltd.                                      Cayman Islands                            100%
           CNGI Australia Pty. Limited                             Australia                              100%
       CNG Cayman Three Ltd.                                    Cayman Islands                            100%
           CNG Argentina S.A.                                      Argentina                              100%
    CNG Power Services Corporation                                 Delaware                               100%
    Consolidated System LNG Company                                Delaware                               100%
    CNG Research Company                                           Delaware                               100%
    CNG Coal Company                                               Delaware                               100%
    CNG Financial Services, Inc.                                   Delaware                               100%
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